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                                                                     EXHIBIT 5.1



                                                             18th February, 1998



Tyco International Ltd.
The Gibbons Building
10 Queen Street
Suite 301
Hamilton HM 11

Bermuda

                      RE:   REGISTRATION STATEMENT ON FORM S-3


Ladies and Gentlemen:

     We have acted as attorneys in Bermuda for Tyco International Ltd., a Bermuda limited liability company ("Tyco") in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-3, File No. 333-43333, as amended (the "Registration Statement"), with respect to the Company's (i) unsecured debt securities ("Debt Securities"),
(ii) shares of common stock, US$.20 par value per share (the "Common Shares"), (iii) share purchase contracts to purchase Common Shares ("Share Purchase Contracts"), and (iv) share purchase units, each representing ownership of a Share Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase the Common Shares under the Share Purchase Contracts and, together with the Debt Securities, the Common Shares and the Share Purchase Contracts, to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended of the United States, for an aggregate initial offering price not to exceed $2,000,000,000.

     This opinion is based upon and confined to the laws of Bermuda presently in force as currently applied by the Courts of Bermuda. We have made no investigation of, nor do we express any opinion as to, the laws of any jurisdiction other than Bermuda.

     In order to render this opinion, we have been supplied with and have reviewed and relied upon the following documents:

     (a) The certificate of Incorporation, Memorandum of Association and Bye-Laws of Tyco;

     (b) A copy of resolutions adopted by the Shareholders at a Special General Meeting of Tyco held 2nd July, 1997;

     (c)  A copy of the Registration Statement;

     (d) A copy of the pages of the Registration Statement as initially filed signed by all of the Directors of Tyco (the "Signature Pages");

     (e) A copy of the Register or Members and an extract from the Branch Register of Members maintained by ChaseMellon; and

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     (f)  A copy of permissions given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of Tyco Common Shares.

     We have also relied upon our searches of documents of public record maintained by the Registrar of Companies in Bermuda and the Causes Book of the Supreme Court of Bermuda (the "Searches").

     We have assumed:

     (i) That there is no provision of the law, regulation or public policy of any jurisdiction, other than Bermuda, which might have a material effect on any of the opinions herein expressed;

     (ii) That all representations appearing in the Registration Statement are true and complete in all material respects;

     (iii)  The genuineness of all signatures on the documents examined by us;

     (iv) The conformity to original documents, of all documents produced to us as copies and the authenticity of all original documents which, or copies of which, have been submitted to us;

     (v) That the information disclosed by our Searches has not been materially altered in any way since the date on which they were conducted and that the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public file at the time of the Searches; and

     (vi) That the Signature Pages evidence the approval of all of the Directors of Tycho of all matters relating to Tyco set out in the Registration Statement including, without limiting the generality of the foregoing, the approval for the issue, on the terms set out in the Prospectus and the Registration Statement, of the Shares.

     Unless otherwise defined herein, terms defined in the Registration Statement and the Prospectus have the same meanings when used in this opinion.

     Based on and subject to the foregoing, subject to the reservations set out below, and to any matters not disclosed to us, we are of the opinion that:

     (1) Tyco has been duly incorporated as a limited liability company and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Shares.

     (2) All necessary action required to be taken by Tyco pursuant to Bermuda law has been taken by or on behalf of Tyco and all the necessary authorizations and approvals of Governmental authorities in Bermuda have been duly obtained for the issue by Tyco of the Shares.

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     (3)  When duly issued and paid for pursuant to and in accordance with the terms of any duly adopted Board Resolutions of Tycho which have authorized their issue, and in accordance with the terms and conditions referred to or summarized in the Prospectus and the Registration Statement the Shares will be validly issued, fully paid and non-assessable shares in the capital of Tycho.

     (4) There are no taxes, duties, or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Shares.

     Our reservations are:

     A. Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of Tyco and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-Laws of Tyco after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, Tyco.

     B. We express no opinion as to any other law other than Bermuda law and none of the opinions expressed herein relates to complicances with or matters governed by the laws of any jurisdiction except Bermuda.

     This opinion is addressed to you in connection with the registration of the Shares with the Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent save that Kramer, Levin, Naftalis
& Frankel may rely on this opinion for the purpose of their own opinion, of even date, with respect to the authorization and validity upon issuance of the common shares to be issued pursuant to the Registration Statement.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the captions "Validity of Securities" in the Prospectus included as part of the Registration Statement.

     This opinion is to be governed by and construed in accordance with the laws of Bermuda.

                              Yours faithfully,


                              /s/ Appleby, Spurling & Kempe
                              -----------------------------
                               Appleby, Spurling & Kempe